UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

DS Services Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5752672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5660 New Northside Drive Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

333-194935

(Commission File Number)

(770) 933-1400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2014, DSS Group, Inc. (“DSS Group”), the direct parent of DS Services Holdings, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cott Corporation (“Cott”), Delivery Acquisition, Inc., a wholly-owned subsidiary of Cott (the “Merger Sub”), and Crestview DSW Investors, L.P., as the sellers’ representative, pursuant to which the Merger Sub will merge with and into DSS Group at closing, with DSS Group as the surviving corporation (the “Merger”).

Consideration for the Merger is $1.247 billion, payable at closing in cash and through the issuance by Cott of preferred shares to the securityholders of DSS Group, subject to adjustment for indebtedness, working capital and other items. In connection with the Merger, Cott and certain of Cott’s subsidiaries will become guarantors of $350 million aggregate principal of the 10.000% Second-Priority Senior Secured Notes due 2021 (the “Notes”) issued by DS Services of America, Inc. (“DS Services of America”), a wholly-owned subsidiary of the Company.

The Merger Agreement contains representations, warranties, covenants and conditions that the Company believes are customary for a transaction of this size and type, as well as indemnification provisions subject to specified limitations. The closing of the transaction is subject to satisfaction of certain conditions, including receipt of required regulatory approvals and the requisite consent of the holders of the Notes to amend the indenture governing the Notes.

The Merger Agreement is subject to termination if the Merger is not completed on or before February 6, 2015, or such later date as the parties may agree.

A copy of the press release announcing the entry into the Merger Agreement is included as Exhibit 99.1 and is included by reference herein.

Item 8.01 Other Events

On November 13, 2014, DS Services of America announced that it had commenced a solicitation of consents from holders of the Notes to approve proposed amendments to the indenture governing the Notes (the “Indenture”). These amendments include, among other things, the exclusion of the Merger from the definition of “Change of Control” and certain amendments to reflect the addition of Cott and certain of Cott’s subsidiaries as guarantors of the Notes and to conform certain covenants in the Indenture to those in the agreements governing Cott’s existing indebtedness. The proposed amendments to the Indenture will not become operative until the consent payment is made, which is expected to be substantially simultaneously with the consummation of the Merger.

A copy of the press release announcing the consent solicitation is included as Exhibit 99.2 and is included by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of November 6, 2014, among DSS Group, Inc., Cott Corporation, Delivery Acquisition, Inc. and Crestview DSW Investors, L.P. (incorporated by reference from Exhibit 2.1 to Cott Corporation’s current report on Form 8-K filed on November 11, 2014)

99.1	Press release issued November 6, 2014

99.2	Press release issued November 13, 2014

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Agreement and Plan of Merger. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS SERVICES HOLDINGS, INC.

By:	/s/ Ron Z. Frieman
Name:	Ron Z. Frieman
Title:	Senior Vice President and Chief Financial Officer

Date: November 13, 2014